Exhibit 10.2

FIRST AMENDMENT TO SERVICES AGREEMENT

THIS FIRST AMENDMENT TO SERVICES AGREEMENT (this “Amendment”) is entered into as of August 17, 2018, but made effective as of August 1, 2018, by and among EnerVest Ltd. (“EnerVest Management”), EnerVest Operating, L.L.C. (“EVOC” and together with EnerVest Management, “Service Provider”) and Harvest Oil & Gas Corp. (“Owner”). Service Provider and Owner may collectively be referred to as the “Parties” and each individually as a “Party”. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Services Agreement, dated as of June 4, 2018 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, Section 10.7 of the Agreement requires any amendments to be in writing and signed by the Parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Parties, the Parties agree as follows:

1.       Amendments.

(a)       The following shall be added to Annex A of the Agreement:

“Magnolia Fees” means any COPAS fees actually paid by Owner to Magnolia Oil & Gas Operating, LLC or any of its Affiliates pursuant to that certain Joint Operating Agreement effective as of August 1, 2018.

(b)       Section 3.1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

For the period from the Effective Date to December 31, 2018 (the “2018 Term”), the Owner shall pay Service Provider a fee per full Calendar Month of $1,433,333.00 minus any Magnolia Fees paid during such Calendar Month (as may be revised or adjusted in accordance with Section 3.1(c), Section 3.2 and/or Section 3.3, the “Services Fee”) for the services described herein, plus the prorated amount for any partial Calendar Months during the 2018 Term, plus any fees resulting from any Prior Obligations, subject to adjustment as provided in Section 3.3 hereof. The Owner shall also pay Service Provider the Extraordinary Expenses.

(c)       The following shall be added as a new Section 3.4(d) to the Agreement:

Notwithstanding anything herein to the contrary, until the applicable Service Fee and any Owner Group Costs incurred by the Service Provider (collectively, the “Unpaid Amounts”) are paid in full (including, without limitation, when the Owner has defaulted on its payment of the Unpaid Amounts when due under the Monthly Statement), Service Provider shall have the right, without prejudice to other rights or remedies it may have, to retain the proceeds of the sale of Hydrocarbons produced from the Assets and offset any such retained proceeds against the Unpaid Amounts (plus interest, fees and expense, if any) owed to the Service Provider. In the event that Service Provider elects to offset the Unpaid Amounts pursuant to this Section 3.4(d), Service Provider shall include in the Monthly Statement a net settlement statement reflecting such offset amounts.

2.       Miscellaneous. Other than as expressly set forth herein, the terms, conditions and provisions of the Agreement remain in full force and effect. All references to the Agreement shall hereafter mean the Agreement as amended by this Amendment. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Agreement, as though the other provisions of this Amendment were set forth in the Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

SERVICE PROVIDER:

ENERVEST, LTD.

By:	EnerVest Management GP, L.C.,
its General Partner

By:	/s/ J. Andrew West
Name:	J. Andrew West
Title:	Senior Vice President, General
Counsel and Secretary

ENERVEST OPERATING, L.L.C.

By:	/s/ J. Andrew West
Name:	J. Andrew West
Title:	Senior Vice President, General
Counsel and Secretary

Signature Page to First Amendment to Services Agreement

OWNER

HARVEST OIL & GAS CORP.

By:	/s/ Nicholas Bobrowski
Name:	Nicholas Bobrowski
Title:	Vice President, Chief Financial
Officer and Secretary

Signature Page to First Amendment to Services Agreement